Exhibit 23(a)




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




To the Board of Directors and Shareholders of Culp, Inc.:

We consent to incorporation by reference in the registration statements (numbers 333-59512, 333-59514, 333-27519, 333-101805, 33-13310, 33-37027, 33-80206, and
33-62843) on Form S-8 of Culp, Inc. of our report dated June 4, 2004, relating to the consolidated balance sheets of Culp, Inc. and subsidiaries as of May 2, 2004 and April 27, 2003, and the related consolidated statements of income
(loss), shareholders' equity and cash flows for each of the years in the three-year period ended May 2, 2004, which report appears in the May 2, 2004 annual report on Form 10-K of Culp, Inc. Our report refers to a change from the lower of last-in, first-out (LIFO) cost or market to the lower of first-in, first-out (FIFO) cost or market of valuing inventory.


\S\ KPMG LLP


Greensboro, North Carolina
July 15, 2004